SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


                              ---------------------


                        Date of Report (Date of earliest
                                 event reported)
                         April 16, 2001 (April 16, 2001)


                              Zions Bancorporation
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            (Exact name of registrant as specified in its charter)


        Utah                       0-2610                     87-0227400
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      (State of            (Commission File Number)         (IRS Employer
    incorporation)                                        Identification No.)



    One South Main, Suite 1380, Salt Lake City, Utah          84111
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(Address of principal executive offices)                    (Zip Code)


                                (801) 524-4787
                        -------------------------------
                        (Registrant's telephone number,
                             including area code)


                                      N/A
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         (Former name or former address, if changed since last report)


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

Items 1-4.

               Not Applicable.


Item 5.        Other Events.

               Zions Bancorporation ("Zions") has reacquired the minority interest in its subsidiary, California Bank & Trust ("CB&T"), that it sold to management of CB&T and others when Zions' acquisition of The Sumitomo Bank of California was completed in October 1998.

               One half of the minority interest was sold to Robert G. Sarver, a director of Zions and chief executive officer of CB&T, and the remainder to two limited liability companies, of which Mr. Sarver is the manager. The members include, among others, a number of senior officers of CB&T. Zions sold the minority stake to certain officers of CB&T in order to provide an incentive to them to substantially improve the performance of the bank. Zions believes that this objective has been accomplished.

               In accordance with the valuation terms of the minority shareholder agreement entered into in 1998, Zions has repurchased the minority stake for $66.0 million. At March 31, 2001 the book value of the minority interest in CB&T was $37.8 million.


Item 6.        Resignations of Registrant's Directors.

               Not Applicable.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

                    (a)    Not Applicable.

                    (b)    Not Applicable.

                    (c)    Not Applicable.


Item 8.        Change in Fiscal Year.

               Not Applicable.


Item 9.        Sales of Equity Securities Pursuant to Regulation S.

               Not Applicable.

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

                                    SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    ZIONS BANCORPORATION


                                    By: /s/   Dale M. Gibbons
                                       -----------------------------
                                       Name:  Dale M. Gibbons
                                       Title: Executive Vice
                                              President and Chief
                                              Financial Officer





Date: April 16, 2001


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